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                                                                    Exhibit 23.1



               Consent of Independent Certified Public Accountants



We hereby consent to the use in this Registration Statement on Form S-3 of our report dated March 24, 2004, except for the fourth paragraph of Note 9 as to which the date is March 31, 2004 relating to the consolidated financial statements of CNL Hospitality Corp. and Subsidiaries which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
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Orlando, FL
April 30, 2004